Exhibit 10.10

LEASE AGREEMENT

BY, BETWEEN AND AMONG:

D&P 170 Ninth Avenue Associates, L.P.(Landlord)

20 Community Place

Morristown, NJ 07960

AND:

LQ Corporation, Inc. (Tenant)

888 Seventh Avenue, 17th Floor

New York, NY 10019

PREMISES:

8,900 square feet of the building located on Lot 43.09, Block 135, also known as 170 Ninth Avenue, Borough of Runnemede, County of Camden, State of New Jersey, Zip 08078.

DATED:	January 27, 2006

TABLE OF CONTENTS

ARTICLE

ARTICLE 1	LEASED PREMISES	1
ARTICLE 2	TERM OF LEASE	2
ARTICLE 3	CERTIFICATE OF OCCUPANCY	2
ARTICLE 4	BASIC RENT	3
ARTICLE 5	USE	4
ARTICLE 6	LANDLORD’S CONSENT	4
ARTICLE 7	COMPLIANCE WITH RULES AND REGULATIONS	4
ARTICLE 8	NUISANCE	7
ARTICLE 9	INSURANCE	7
ARTICLE 10	LIMITATION OF LANDLORD’S RESPONSIBILITIES	8
ARTICLE 11	PAYMENT OF TAXES, INSURANCE AND OTHER REIMBURSABLE EXPENSES	10
ARTICLE 12	REPAIRS AND MAINTENANCE OF PREMISES	12
ARTICLE 13	ALTERATIONS AND IMPROVEMENTS	14
ARTICLE 14	FIXTURES	15
ARTICLE 15	UTILITIES	16
ARTICLE 16	SECURITY DEPOSIT	16
ARTICLE 17	PARKING, ROADWAYS, AND LOADING AREAS	17
ARTICLE 18	ACCESS TO PREMISES BY LANDLORD	17
ARTICLE 19	GLASS	18
ARTICLE 20	SIGNS	18
ARTICLE 21	EMINENT DOMAIN	18
ARTICLE 22	INDEMNIFICATION OF LANDLORD	19
ARTICLE 23	NO ABATEMENT OF RENT OR COVENANTS	20
ARTICLE 24	DESTRUCTION BY FIRE OR OTHER CASUALTY	20
ARTICLE 25	BANKRUPTCY	21
ARTICLE 26	DEFAULT	22
ARTICLE 27	HOLDOVER TENANT	23
ARTICLE 28	REMEDIES OF LANDLORD	24
ARTICLE 29	CUMULATIVE REMEDIES — NO WAIVER	26
ARTICLE 30	WAIVER OF TRIAL BY JURY	26
ARTICLE 31	SAVINGS	26
ARTICLE 32	NOTICES	26
ARTICLE 33	SURRENDER OF PREMISES	27
ARTICLE 34	QUIET ENJOYMENT	27
ARTICLE 35	DEFINITION OF LANDLORD/TERMINATION OF LIABILITY	27
ARTICLE 36	CERTIFICATION BY TENANT	28
ARTICLE 37	ASSIGNMENT AND SUBLETTING	29
ARTICLE 38	BROKER	30
ARTICLE 39	SUCCESSORS AND ASSIGNS	30
ARTICLE 40	ENTIRE AGREEMENT — NO REPRESENTATIONS	30
ARTICLE 41	CERTIFIED FINANCIAL STATEMENTS	31
ARTICLE 42	CAPTIONS	31
ARTICLE 43	NO RECORDATION	31
ARTICLE 44	GOVERNING LAW	31
ARTICLE 45	INDUSTRIAL SITE RECOVERY ACT (ISRA) AND OTHER ENVIRONMENTAL LAWS	31
ARTICLE 46	MORTGAGEE DISCLOSURE	33
ARTICLE 47	RENEWAL OPTION	34
ARTICLE 48	DISCLAIMER CLAUSE	34

THIS AGREEMENT OF Lease made this 27 day of January, 2006.

i

BETWEEN:	D & P 170 Ninth Avenue Associates, L.P.

with its principal offices at 20 Community Place, Morristown, New Jersey 07960, (hereinafter referred to as “Landlord”)

AND:	LQ Corporation, Inc., a Delaware Corporation

With an office at 888 Seventh Ave., 17th Floor, New York, NY 10019 (hereinafter referred to as “Tenant”)

WITNESSETH:

WHEREAS, Landlord owns certain lands and Premises located on Lot 135, Block 43.09, Borough of Runnemede, County of Camden, State of New Jersey, having an address 170 Ninth Avenue, Runnemede, NJ 08078 (hereinafter the “Building”); and

WHEREAS, Landlord is the owner of the office/warehouse building on said Premises which contains approximately 18,788 square feet and Tenant desires to occupy and Lease 8,900 square feet of said building, also known as Unit A (hereinafter the “Leased Premises”), in accordance with the terms’ and conditions hereinafter mentioned and the consideration herein expressed; and

NOW, THEREFORE, for the rents reserved, the mutual considerations herein set forth, and the parties mutually intending to be legally bound hereby, the Landlord does demise and lease for rent unto the Tenant, and the Tenant does rent and take from the Landlord the Leased Premises described in Article 1, and the parties hereby covenant and agree as follows:

ARTICLE 1

LEASED PREMISES

Tenant stipulates that for all purposes of this Lease and rental calculation, the Leased Premises shall consist of 8,900 square feet, equaling 47% (percent, “the Stipulated

Percentage”) of the building, as calculated using outside dimensions. Said square feet to consist of approximately of offices and the balance as warehouse (the “Leased Premises”). Exhibit A is intended to delineate the area to be demised for the purposes of location. The total obligation of Landlord for “Tenant fix-up” is attached hereto as Exhibit B; any additional improvements to the Leased Premises shall be at Tenant’s sole cost and expense.

ARTICLE 2

TERM OF LEASE AND COMMENCEMENT

The Term of this Lease shall be for a period of five years (5), (herein after referred to as the “Term” or the “Original Term”). The Commencement Date shall be the later of March 1, 2006, or the date on which the Landlord substantially completes Landlord’s work in accordance with Exhibit __ attached hereto, and obtains a Certificate of Occupancy. Provided, however, if Landlord is unable, through no fault of the Tenant, to obtain a Certificate of Occupancy within six (6) months of the date of execution of this Lease, the Tenant shall have the right, on written notice, to terminate the Lease and receive back its security deposit. Notwithstanding the above, in the event the Landlord, through no fault of the Tenant, is unable to obtain a Certificate of Occupancy by April 1, 2006, for each day thereafter until the date that Landlord is able to obtain a Certificate of Occupancy, the Tenant shall be entitled to one free day’s rent. Thus, for example, if the Landlord, through no fault of the Tenant, does not obtain a Certificate of Occupancy until April 15, 2006, the Tenant shall be entitled, upon its occupancy of the Leased Premises, to a rental abatement equal to fourteen days rent.

If, prior to the Commencement Date, Tenant takes possession of the Leased Premises (other than to install racks, fixtures, and/or office equipment), moves inventory into the warehouse portion of the Leased Premises, or conducts business in the Leased Premises, the Commencement Date of the Term shall be on such earlier date.

Subject to the provisions of Article 45, this Lease shall Terminate on February 28, 2011, or five (5) years after the date a Certificate of Occupancy is obtained, whichever is later, unless otherwise modified through mutual agreement in writing, signed by both Landlord and Tenant.

ARTICLE 3

CERTIFICATE OF OCCUPANCY

The Landlord shall make application, in the name of the Tenant, and make all reasonable efforts to obtain a Certificate of Occupancy from the municipality. Said Certificate of Occupancy shall be for the Tenant’s use of the Leased Premises. Tenant warrants and represents that it shall promptly supply any and all necessary information required by the municipality in order to effect the prompt issuance of said Certificate of Occupancy. Tenant hereby designates Landlord its attorney-in-fact to process any and all such applications for the issuance of a Certificate of Occupancy. Landlord makes no representation that the Certificate of Occupancy is obtainable, and if, in the Landlord’s reasonable judgment, the Certificate of Occupancy is not obtainable then the Landlord may cancel this Lease. Should Tenant enter the premises prior to receipt of the Certificate of Occupancy and make any changes or do any work that delays or causes a denial of the Certificate of Occupancy, then the Term of the Lease shall commence as scheduled in ARTICLE 2. In such an occurrence the obtaining of a Certificate of Occupancy shall become the responsibility of the Tenant.

ARTICLE 4

BASIC RENT

(A)          Tenant covenants and agrees to pay the Landlord, with no set-offs or deductions whatsoever, at the office of the Landlord, whose mailing address is P.O. Box 1405, Morristown, NJ 07962-1405, or such other place as the Landlord may from time to time designate in writing, rent during the initial 60 month Term in accordance with the following schedule (hereinafter called “Basic Rent”). Tenant agrees to pay this Basic Rent in lawful money of the United States, IN ADVANCE ON THE FIRST DAY OF EACH MONTH during said Term. If the Term commences on other than the first day of the month, Tenant shall pay to the Landlord on the commencement date a prorated portion of the Basic Rent for the remaining days of the month in which the Lease shall commence.

	Yearly	Monthly
From – To	Basic Rent	Basic Rent
Years One and Two	$86,775.00	$7,231.25
Year Three Through Five	$91,225.00	$7,602.08

(B)          Tenant acknowledges that in addition to Basic Rent, other costs, charges, expenses, pass throughs, reimbursements, and the like are payable or may become payable in connection with this Lease. These items shall be referred to as “Additional Rent”, payable under the Terms and conditions of ARTICLE 11 as well as elsewhere in this Lease.

(C)          Tenant acknowledges that payment of Basic and Additional Rent when due is of essence to the mutual undertakings herein, and that late payment results in substantial damages to Landlord which are difficult to accurately measure. Tenant accordingly agrees to pay TWENTY-FIVE ($25.00) DOLLARS FOR EACH CALENDAR DAY Tenant shall be in arrears of any payment of Basic and/or Additional Rent due to Landlord. This Late Charge, when determined, shall itself be considered Additional Rent, due on the first day of the next calendar month. Notwithstanding the above, there shall be a Five day grace period for the payment of any installment of Basic Rent, or Additional Rent which may be due under Article 11 of this Lease.

ARTICLE 5

USE

Tenant agrees that the Leased Premises shall be used for research & development, executive offices, light manufacturing and distribution and covenants not to substantially or materially change the use without the prior written consent of the Landlord. Tenant further covenants that the proposed use shall conform to the applicable zoning ordinances, rules and regulations of the Township of Runnemede and any other governmental agencies, boards or bureaus having jurisdiction thereof.

Tenant represents and warrants, for the purposes herein that no use to be undertaken, shall, in addition to the additional warranties and restrictions contained herein, violate any rules, regulations or statutes of the Occupational Safety and Health Administration or any other similar agency or enactment.

ARTICLE 6

LANDLORD'S CONSENT

Whenever in this Lease the Landlord’s consent is required, such consent, effective only if in writing, shall not be unreasonably withheld or delayed, and if denied, Landlord shall provide reason(s) for such denial.

ARTICLE 7

COMPLIANCE WITH RULES AND REGULATIONS

Tenant shall abide by the following rules and regulations of Landlord (in addition to all other obligations of Tenant under this Lease), and such additional reasonable rules and regulations as Landlord may establish for the Leased Premises and surrounding Property from time to time during the Term of this Lease, so long as these and any additional rules and regulations are enforced equally among all Tenants of the building. Failure of Tenant to comply with the rules and regulations constitutes an event of default.

(a)	Tenant shall (except where otherwise provided by this Lease):

i.     Promptly comply with all laws, orders, directions, rules and requirements of governmental authorities, cognizant insurance carriers, and mortgagees of the building, which these Leased Premises are a part with respect to Tenant’s use of the Leased Premises.

ii. Maintain the Leased Premises and all equipment within it in good repair and appearance, and in neat, clean, safe and sanitary condition free of all garbage.
iii. Use all electric, plumbing and other facilities in the Leased Premises safely.
iv. Promptly notify Landlord when there are conditions that require repair by Landlord.

v.     Perform all loading and unloading of goods at such times, in such areas, and through the entrance or entrances designated for such purposes by Landlord. Tenant is permitted to use the loading areas for the Leased Premises of the building in existence as of the date hereof.

vi.           Comply with all reasonable rules and regulations made by Landlord from time to time, respecting the delivery or shipment of materials, supplies and fixtures to and from the Leased Premises.

vii.          Keep all garbage and refuse in the kind of container specified by Landlord, in the manner and at the location reasonably specified by Landlord.

viii.         Keep the Leased Premises at a temperature above 50 degrees Fahrenheit at all times.

ix.            Attend to pest extermination when needed.

x.             Immediately notify Landlord of any accident, fire or damage occurring to the Leased Premises.

xi.            Utilize a “night-lighting” circuit for the Leased Premises and/or keep the same lighted from the close of business until Tenant next opens for business.

xii.           Promptly pay all costs, expenses, fines, penalties, or damages which may be imposed upon Landlord by reason of Tenant failure to comply with any governmental laws or regulations with which Tenant is obligated to comply, including all reasonable attorney’s fees incurred by Landlord in connection therewith.

(b)	Tenant shall not:

i.             Do or permit any act or thing to be done in or to the Leased Premises or bring any item onto the property which is contrary to law, or which will invalidate or be in conflict with policies of insurance carried by or for the benefit of Landlord with respect to the entire building or the Leased Premises.

ii.            Burn trash or garbage anywhere within the Leased Premises.

iii.           Keep any flammable or dangerous material anywhere within the Leased Premises.

iv.           Create excessive noise, vibration or odor.

v.            Install anything on the roof without the prior written consent of Landlord.

vi.           Do anything or permit anything to be done which tends to destroy the peace and quiet of the Landlord, other tenants, invites of the Leased Premises, or persons in the neighborhood.

vii.          Erect any aerial or antenna, or anything else on any exterior wall without prior consent of Landlord.

viii.         Use any loudspeaker, television receiver, phonograph, radio or other device so that the same can be heard or seen outside the Leased Premises, without written consent of Landlord.

ix.            Throw or permit any foreign substance to be thrown into the plumbing facilities.

x.             Permit trucks or trailers to remain parked overnight on the Property surrounding the Leased Premises, except in designated truck parking spaces.

xi.            Obstruct any part of the Property outside the Leased Premises.

xii.           Use or operate any equipment that, in Landlord’s sole judgment, is or may be harmful to the Leased Premises or the building of which the Leased Premises is a part.

xiii.          Attach any awning, or other projection to the outside of the Leased Premises, or the building of which the Leased Premises is a part.

xiv.          Conduct any auction, fire sale, bankruptcy sale, going-out-of-business sale, or lost-our-Lease sale, in or about the Leased Premises.

xv.           Place anything including signs and lettering to the inside or outside of windows and doors in the Leased Premises, except signs for identification purposes.

ARTICLE 8

NUISANCE

Tenant covenants and agrees that it will not commit any nuisance nor permit the emission of any objectionable sound, noise, smoke, waste or odor which would be violative of any applicable local, state or federal governmental rule or regulation or would, per se, create a nuisance.

ARTICLE 9

INSURANCE

(A)          Throughout the Term of this Lease, the Landlord will obtain and keep in force fire insurance, with full extended coverage including all risk perils, on the building located on the referenced lot and block, in an amount equivalent to the full replacement value of the insurable improvements of the entire building. Landlord will obtain business interruption insurance (Loss of Rents), covering all Basic and Additional Rents for a period of 12 months. Landlord shall also implement Comprehensive General Liability coverage including Broad Form CGL and excess. If required by a mortgagee, the Landlord shall also obtain and maintain flood insurance. Tenant agrees that throughout the Term of this Lease (and any extensions thereof) it will pay and discharge, as Additional Rent, its pro-rated share of the full annual premiums charged to the Landlord for such insurance coverage in accordance with Article 11 of this Lease. If for any reason attributable to Tenant it shall be impossible to obtain or maintain the foregoing insurance coverage at a premium cost and/or with insurance companies acceptable to Landlord or Landlord’s mortgagee, then the Tenant shall be given fifteen (15) days to cure by correcting the unacceptable peril or by providing a replacement insurance policy acceptable to Landlord. If Tenant fails to cure as set forth above, then the Landlord may elect to declare this Lease in default as set forth in Article 26 – DEFAULT, hereunder by giving ten (10) days written notice to Tenant.

(B)          Throughout the Term of this Lease, Tenant covenants and agrees, at Tenant’s own cost and expense, to:

i.              obtain and maintain in force Worker’s Compensation insurance as required by law; and

ii.             maintain public liability insurance covering the Tenant with the coverage limits of $3,000,000.00 combined single limit including Bodily Injury and Property Damage coverage.

All such insurance must be written by companies authorized to do business in New Jersey. Tenant shall use its best efforts to have the policy provide that it shall not be cancelable without at least Thirty (30) days prior written notice of cancellation to the Landlord. Certificates evidencing same shall be furnished to the Landlord before Tenant takes possession of the Leased Premises and each policy anniversary thereafter. Such certificates of insurance must include the Landlord as additional named insured. If Tenant fails or neglects to carry insurance under this Article, Landlord shall have the right to have such insurance issued at Tenant’s cost and expense, and the cost thereof shall become Additional Rent and shall be due and payable with the next installment of Basic Rent due under this Lease.

ARTICLE 10

LIMITATION OF LANDLORD'S RESPONSIBILITIES

Landlord or its agents, shall not be liable for any damage to the property, equipment and fixtures of the Tenant, nor for loss or damage to any property of Tenant by theft or otherwise unless such loss or damage is a result of the negligence of Landlord or its agents. Except as may other be provided herein, Tenant assumes all risk of damage to its property, equipment and fixtures and to property of others entrusted to Tenant, whatever the cause of such damage or casualty. Landlord shall not be liable for any damage or injury, unless such damage or injury results from negligence of Landlord or its agents, to persons or property as a consequence of (a) the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, roof drains, leaders, gutters, valleys, downspouts or the like, or of the electrical, gas, power, conveyors, sprinkler, air conditioning, or heating systems or hoist equipment; or (b) by reason of the elements, including water, rain, ice or snow; or (c) resulting from carelessness, negligence or improper conduct on the part of the Tenant, its agents, employees, guests, licensees, invites, subtenants, assignees or successors; or (d) attributable to any interference with or interruption or failure of any service to be furnished or supplied by the Landlord. Any obligation of Landlord shall be strictly conditioned upon, extended or eliminated by reason of strike, acts of God, labor unrest, governmental preemption or order, regulation or directive, rationing or curtailment, war or emergency, unavailability of labor or material or any other cause beyond the control of Landlord. If Landlord shall breach any of the provisions of this Lease, Landlord’s liability shall in no event exceed Landlord’s equity interest in the Building as of the date of Landlord’s breach, and Tenant expressly agrees that any judgment or award which it may obtain against Landlord shall be recoverable and satisfied solely out of the right and title not to exceed the equity interest of the Landlord in and to the building (or, in the event of a sale or destruction by casualty, the sale or insurance proceeds), and that Tenant shall have no rights of lien or levy against any other property of the Landlord, nor shall any other property or assets of the Landlord be subject to levy, execution or other enforcement proceedings for collection of any such sums or satisfaction of any such judgment or award.

ARTICLE 11

PAYMENT OF TAXES, INSURANCE

AND OTHER REIMBURSABLE EXPENSES

The Tenant agrees that it will, beginning on the Commencement Date and continuing for the duration of the Term of the Lease or during any renewal or extension period thereof, pay to Landlord in addition to Basic Rent, Additional Rent in payment of those items and services listed hereinafter. The amount due each month as Additional Rent shall represent one-twelfth (1/12) of the annual cost as determined by Landlord from appropriate invoices or receipts. The Tenant shall pay its proportionate share of those items and services listed in this Article as determined by dividing the square footage of the Leased Premises, by the square footage of the building, all using outside dimensions. The stipulated Percentage shall be 47%. Such Additional Rent as specified in subparagraphs A, B, and C, below shall be payable each month on the due date for payment of Basic Rent. Such Additional Rent is Landlord’s best estimation of the actual expenses and will be reconciled and adjusted on a semi-annual basis. Any overage of estimated expenses paid by Tenant in excess of actual expenses will be applied towards the next semi-annual adjustment or, if after the end of the term, reimbursed. If actual expenses exceed estimated expense paid by the Tenant, the short fall will be billed to the Tenant as Additional Rent with payment due twenty-one (21) days following submission of the bill by Landlord. Other items of Additional Rent as specified in subparagraph D below in this Lease shall be payable twenty-one (21) days after the invoice of Landlord to Tenant.

(A)          Real Estate Taxes and added assessments levied or assessed against Block, 43.09, Lot 135, (including any taxes, levies or license fees which may be assessed or imposed in addition to general real estate taxes) in the Borough of Runnemede, County of Camden, during the Term hereof, payable during the Term hereof, at the Stipulated Percentage. Real estate taxes shall not be deemed to include any interest or penalties for late payment thereof; transfer taxes; costs attributable to special assessments; corporate income, profit, excess profits and/or business taxes imposed on Landlord; or any other tax bf a personal nature charged against the Landlord rather than the real property.

(B)          All charges incurred by Landlord, his agents and/or assignees for building maintenance and utilities, including but not limited to snow removal, landscaping and yard clean-up, normal parking lot lighting and maintenance, water, sewer, fire sprinkler and alarming and central monitoring service of same, roof repairs, and other repairs and utilities benefiting or consumed by the building, however not separately billable or meterable, at the Stipulated Percentage.

(C)          Insurance charges required by Article 9, at the Stipulated Percentage.

(D)          All attorney’s fees and other collection expenses incurred by the Landlord in enforcing any of the Tenant’s obligations under this Lease if Landlord prevails in its action.

Excluded from the reimbursable operating expenses that are included in Additional Rent are:

(i)	costs for services provided to other tenants and not provided Tenant;
(ii)	interest, principal payments and other costs of any indebtedness encumbering the Building including, without limitation, costs associated with effectuating and/or administering same;
(iii)	fines and late payment charges;
(iv)

costs relating to the investigation, monitoring, remediation, removal or treatment or any other cost or expense relating to the existence of hazardous materials in, on or under the land and or the Building;

(v)

legal fees, brokerage fees and commissions, space planners fees, architectural fees, engineering fees, and marketing and advertising fees and expenses incurred in connection with the development, leasing and construction of the Building;

(vi)	any cost or expense for which Landlord is entitled to reimbursement from any tenant or other third party;
(vii)	costs and expenses of a capital nature, including initial or new replacements or improvements;
(viii)	costs of complying with laws or any other governmental decrees, including without limitation, the cost of curing violations or contesting such laws;
(ix)	costs and expenses relating to or arising from correcting defects in, or the inadequacy of the construction of, any portion of the Building;
(x)	the cost of correcting defects in the construction of the Building or in the building equipment;
(xi)	the cost of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building;
(xii)	any increase in insurance premium to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant or Landlord, and;

(xiii)	the cost of structural replacement, including roof replacement and subsurface/foundation work.
(xiv)	repairs or replacements to all or any part of the roof that cost $2,500 or less.

ARTICLE 12

REPAIRS AND MAINTENANCE OF PREMISES

1)           Landlord shall, at its own cost and expense, within a reasonable period of time make all structural repairs to the exterior building walls, structural frame, foundations, common areas and the building systems up to the point of connection to the Leased Premises, and make all repairs and replacements to all or any part of the roof that cost in excess of $2,500. Although Landlord is responsible for any roof replacement, the cost of any ordinary repair and maintenance work relating to the roof which costs $2,500 or less is included in the Additional Rent paid by Tenant pursuant to Article 11 hereinabove.

Notwithstanding anything to the contrary in this Lease, in the event that the Tenant is unable to use all or any portion of the Premises for the ordinary conduct of Tenant’s business as a result of (x) Landlord’s breach of an obligation under this Lease to perform repairs or provide services, (y) Landlord’s exercise of its rights to access the Premises, or (z) disruption in any required services to the Premises due to Landlord’s negligence or willful misconduct, in each case other than as result of a fire or other casualty or breach of this Lease by Tenant, and such condition continues for a period in excess of five (5) consecutive business days after the date of notice from Tenant to Landlord (the “Abatement Notice”) stating Tenant’s inability to use all or any portion of the Premises, then, the Rent shall be abated on a per diem basis and in proportion to the Premises not useable by Tenant for the period commencing on the sixth (6th) business day after Tenant gives the which (A) Tenant is able to reoccupy the entire Premises for the ordinary conduct of its business, or (B) such condition is substantially remedied. Notwithstanding the above, there shall be no abatement of rent when the Landlord’s failure to make the repair shall have been due to any cause beyond Landlord’s control, including, without limitation, acts of God, strikes or labor disputes, and/or inability to obtain materials and/or equipment at reasonable prices.

If any of the repair work described above is made necessary by the negligence of Tenant, its servants, employees, invites or agents, then the Landlord shall be relieved of such repair or replacement obligations and the same shall become the responsibility of Tenant. The obligation of the Landlord to make the foregoing repairs is expressly subject to the Tenant giving the Landlord written notice of defects or needed repairs. In the event that Landlord undertakes to effect repairs due to Tenant’s negligence, Tenant shall reimburse Landlord for the reasonable cost of same, together with interest at the rate of the Prime Rate plus two percent (Prime Rate as defined by the Wall Street Journal, with interest to commence twenty (20) days from the date of submission of the bill to Tenant. Landlord shall submit bills to Tenant and same shall constitute Additional Rent which shall become due and payable on the twentieth day following submission of said bills. Nothing contained herein shall be construed as an undertaking or obligation of Landlord to perform work caused by Tenant’s negligence.

2)	Tenant shall, at its own cost and expense:
i.	take good care of the Leased Premises and fixtures and appurtenances thereon and make all nonstructural repairs and replacements to the Leased Premises
ii.

maintain, repair and replace all mechanical and working parts of equipment located in the Leased Premises, including but not limited to, air conditioning, heating, electrical, and plumbing, plants, fixtures, and systems;

iii.          repair any damage to the building or the Leased Premises caused by the moving or installation of Tenant’s furniture or equipment, vendors and common carriers making deliveries to or receiving shipments from the Leased Premises;

iv.          keep and maintain the Leased Premises in a clean and sanitary condition, free from rubbish and flammable or other objectionable materials;

v.           Landlord will provide Tenant with the use, if necessary, of any contractor’s or manufacturer’s guarantees or warranties in its possession on the mechanical, electrical, HVAC, roof and plumbing for the Leased Premises.

All of the aforesaid repairs required to be made by the Tenant shall be of a quality or class equal to the original work or construction. If Tenant fails after ten (10) days written notice to proceed with due diligence to make repairs required to be made by the Tenant, the same may be made by the Landlord at the sole expense of Tenant, together with interest at the rate of Prime Rate plus two percent if not paid within twenty (20) days of billing by Landlord, and the expense thereof incurred by Landlord shall be collectible as Additional Rent due within twenty (20) days following submission of a bill from Landlord to Tenant. Except as otherwise provided in this Lease, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or Leased Premises or any fixtures, appurtenances or equipment thereof. Tenant agrees that it shall not cause or permit any waste, damage or disfigurement to the Leased Premises or any overloading of the floors of the Leased Premises.

In the event that any mechanics lien is filed against the Premises as a result of alteration, addition or improvement made by Tenant, the Landlord, at its option, may declare this Lease in default upon giving notice to Tenant. Tenant shall be given thirty (30) days to cure by removing said lien or provide a performance bond against same. If Tenant has failed to cure the default within the time period allowed, Landlord may Terminate this Lease, effective immediately and may pay said lien without inquiring into the validity thereof, and Tenant shall forthwith reimburse the Landlord of the total cost incurred by Landlord in discharging said lien, including but not limited to all reasonable attorney’s fees, interest at Prime plus two percent and all additional cost and expenses, as Additional Rent hereunder. Notwithstanding anything contained herein to the contrary, Tenant shall remain fully liable for the payment of all rental as provided in this Lease notwithstanding Termination validity effected by Landlord.

ARTICLE 13

ALTERATIONS AND IMPROVEMENTS

Tenant shall not, without prior written consent of the Landlord, make any alterations, additions or improvements to the Leased Premises which (a) require structural changes, (b) lessen the value of the Leased Premises, (c) require penetration of the roof, (d) require modification of the exterior of the building, or (e) require modification of utility services, plumbing, electrical or heating systems or lines. If Landlord’s consent is requested, Landlord will respond within twenty (20) days after the receipt by Landlord of Tenant’s written request. If Landlord does not respond within such twenty (20) day period, Tenant may give a second request to Landlord which shall inform Landlord that a failure to respond within seven (7) days shall be deemed to be an approval of the request, and if Landlord does not respond within seven (7) days following Landlord’s receipt of the second request, the request shall be deemed to be approved.

All fixtures, paneling, partitions and other items installed by the Tenant, except those replacements required to be made by Tenant under the terms of this Lease, shall be removed by the Tenant at the Tenant’s own expense prior to termination of this Lease, unless Landlord elects in writing to have said improvements remain in the Premises, in which case said improvements then become the property of the Landlord. Nothing in this Article shall be construed to prevent Tenant’s removal of trade fixtures. Upon removal of any such trade fixtures from Premises or upon removal of other installations as may be required by the Landlord, Tenant shall immediately and at its own expense, repair and restore the Premises to the condition existing prior to installation and repair any damage to the Leased Premises due to such removal, reasonable wear and tear excepted. All property permitted or required to be removed by Tenant at the end of the Lease Term, which remains in the Premises after Tenant’s removal shall be deemed abandoned and may at the election of the Landlord, either be retained as Landlord’s property or may be removed from the Premises by Landlord at Tenant’s expense.

ARTICLE 14

FIXTURES

Tenant is given the right to install, connect and operate equipment as may be deemed necessary by Tenant for its business, subject to compliance with applicable laws and regulations of governmental boards and bureaus having jurisdiction thereof. The machinery, trade fixtures and equipment belonging to Tenant shall remain the personal property of Tenant, and Tenant shall have the right to remove same at the expiration of the Lease Term, providing Tenant is not in default of the Terms and conditions of this Lease, and providing that Tenant at its owns cost and expense pays for any damages caused by such removal.

ARTICLE 15

UTILITIES

Tenant shall be responsible for the payment of all utilities servicing the Leased Premises including, but not limited to, electricity, water, sewer, telephone and gas. Electricity, telephone and gas are separately metered/billed to Tenant directly by the utility company, and water and sewer are included in the Additional Rent pursuant to Article 11 of this Lease.

ARTICLE 16

SECURITY DEPOSIT

Landlord herewith acknowledges receipt of $21,693.75 representing three (3) month’s rent deposit made by the Tenant as security for the full and faithful performance of this Lease on the part of the Tenant (hereafter the “Security Deposit”). It is expressly understood and agreed that the Security Deposit is the property of Landlord. Landlord shall have the right to co-mingle the security funds with its general funds, and said security shall not be required to be segregated. Tenant shall not be entitled to apply the Security Deposit towards rent or other charges in arrears, however, Landlord may so apply the security at its option. Upon expiration of the Lease Term, providing Tenant is not in default and has performed all of the conditions of this Lease, Landlord shall return the said Security Deposit to the Tenant, without interest, after the Tenant has vacated the Premises and delivered possession to the Landlord. In the event Landlord takes repossession of the Leased Premises because of Tenant’s default or breach of Lease, Landlord may apply the security deposit against all damages suffered by the Landlord, including those which shall accrue thereafter by reason of the Tenant’s default or breach. In the event of a sale of the Leased Premises, Landlord shall have the right to transfer the security deposit to the grantee for the benefit of the Tenant, and the Landlord named in this Lease agreement shall be considered released by the Tenant for all liability for the return of such security; and Tenant agrees to look solely to the new landlord for return of the security deposit. Such right to transfer the security deposit upon sale of the Leased Premises shall extend to each new landlord.

In the event Landlord is required to use all or any part of the Security Deposit as a result of any action or inaction by Tenant, Landlord may give notice to Tenant to deliver to Landlord the sum necessary to restore the Security Deposit. In the event Tenant fails to do so within ten (10) days of the date of said notice, same shall be deemed a breach of the Lease and an event of Default.

ARTICLE 17

PARKING, ROADWAYS, AND LOADING AREAS

The Tenant shall be permitted the use of the parking areas, roadways, and loading areas of the building of which the Premises form a part. The Landlord reserves the right from time to time to make reasonable rules and regulations as in its judgment may be desirable for the safety, care and cleanliness of the aforementioned and for the preservation of good order therein, and when so made and notice thereof given to the Tenant, shall have the same force and effect as if originally made part of this Lease.

ARTICLE 18

ACCESS TO PREMISES BY LANDLORD

Tenant agrees to permit Landlord and the authorized representative of the Landlord or of the holder of any mortgage or any prospective mortgagee to enter the Leased Premises, or any part thereof, at all reasonable times during usual business hours, for the purpose of inspecting the same. Except in the event of an emergency, Tenant will be provided with reasonable advance notice of any such entry. Landlord or its agents may enter the Leased Premises any time it reasonably believes that an emergency exists. During the last six months of the Term of this Lease, the Landlord and authorized representatives shall have the right at all reasonable times during usual business hours on prior telephone notice to Tenant to enter the Leased Premises for the purpose of exhibiting same to prospective purchasers, tenants or mortgagees, and to post signs upon the Leased Premises regarding availability for sale or Lease, which signs shall remain thereon without molestation. Tenant further agrees that if it is no longer present at the Leased Premises it will cooperate in making reasonable arrangement for Landlord or its agents to gain access when necessary to exhibit the Premises. Such entry shall not render Landlord or its agents liable therefore, nor in any event shall the obligations of Tenant under this Lease be excused. If during the last month of the Lease Term the Tenant shall have removed all Tenant’s property from the Leased Premises, the Landlord may immediately enter, alter, renovate, or redecorate the Leased Premises without limitation or abatement of rent or incurring liability to the Tenant for any compensation and such acts shall have not effect on the Lease or Tenant’s obligation hereunder.

ARTICLE 19

GLASS

Tenant shall be responsible to replace any broken glass in the windows and doors of the Leased Premises which may become broken or destroyed during the Lease Term within ten days of its breakage, unless such damage is caused by the negligence of Landlord or its agents.

ARTICLE 20

SIGNS

Prior to erecting any signs on the Leased Premises, Tenant shall obtain Landlord’s consent. No signs may be located on the roof, nor put unreasonable stress on the structural members of the building. All signs shall comply with Landlord’s standard; i.e., 24” min., 30” max. height raised stainless steel letters by 15’ max. width of entire sign. All signs shall comply with applicable ordinances and regulations of the municipality and any other governmental agency having jurisdiction thereof. Upon expiration of the Lease Term, the Tenant shall remove all signs at Tenant’s sole cost and expense and repair any holes or other damage caused by such removal.

ARTICLE 21

EMINENT DOMAIN

Tenant shall have the option of Terminating this Lease in the event more than twenty-five (25%) percent of the Leased Premises is acquired or condemned by eminent domain for public or quasi-public use or purpose, or in the event access to the Premises is permanently lost by reason of such condemnation. In such event, upon written demand from Tenant, the Lease shall terminate from the date that title is vested in the condemnor. Tenant waives all claims against the Landlord if such condemnation occurs, and Tenant further agrees that it will make no claim in such condemnation proceedings which will serve to diminish Landlord’s claim. In the case of all other takings by eminent domain which under the Terms of this Article does not result in the Termination of this Lease, rent shall abate proportionately to the square feet of the floor space taken or condemned, and the Landlord shall restore any damage to the Leased Premises resulting from such taking. Landlord reserves the exclusive right to negotiate with the condemning authority with respect to its compensation, and all damages or compensation paid for the taking under the power of eminent domain, whether for the whole or in part of the Leased Premises, shall belong to and be the property of the Landlord, except that Tenant shall retain the right to make its own claim for damages relating to any loss or damages to its personal property or to the value of Tenant’s leasehold interest.

ARTICLE 22

INDEMNIFICATION OF LANDLORD

Without limiting the Tenant’s obligation to provide insurance pursuant to Article 9 hereunder, the parties shall indemnify and save harmless each other against and from all liabilities, obligations, damages, penalties, claims, costs and expenses, including reasonable attorney’s fees, which may be imposed upon or incurred by the party seeking indemnity as a result of any of the following occurring during the Term of this Lease or any extension thereof, provided same are not due to the fault of the party seeking indemnity:

(1)           Any failure on the part of the , indemnifying party, its agents, contractors, employees, invites, licensees or subtenant to perform or comply with any of the covenants, agreements, Terms, or conditions contained in this Lease.

(2)           Any negligence or improper conduct of the indemnifying party, its agents, contractors, employees, invites, licensees or subtenant.

(3)           As to the Tenant only, any loss, injury or damage whatsoever caused to any person, including the Landlord, its employees or agents, or property arising out of Tenant’s use, occupancy, control or management of the Leased Premises or any part thereof or the sidewalks, public areas or streets in front of or appurtenant thereto.

(4)           Any claim, damage, liability, costs, penalties or fines imposed upon the party seeking indemnity as a result of air or water pollution or other environmental damage caused by the indemnifying party.

The party seeking indemnity hereunder shall notify the party from whom indemnity is sought immediately of any claim or notice served upon it with respect to any of the above matters for which indemnity is sought. In case any action or proceeding is instituted against the party seeking indemnity by reason of any of the foregoing matters, the party required to indemnify shall, upon written notice, at its expense, resist or defend such action or proceedings by counsel approved by the indemnified party in writing, such approval not to be unreasonably withheld.

ARTICLE 23

NO ABATEMENT OF RENT OR COVENANTS

Except as otherwise provided in this Lease, this Lease and the obligation of Tenant to pay rents hereunder and to perform all other covenants and agreement hereunder on the part of Tenant shall in no way be abated, diminished, reduced or excused, nor shall Tenant make any claims against the Landlord or seek any allowance for any inconvenience, interruption, secession or loss of business or otherwise, as a result of:

(a)           the interruption or cessation of utility or municipal services or other services over which the Landlord has no control; or

(b)           the inability of Landlord to fulfill any of its obligations under this Lease, or to supply any service, or the inability or delay in making repairs, additions or alterations, if Landlord is prevented or delayed from doing so by reason of any rule, order or regulation of any governmental department or agency, or as a result of rationing or curtailment of labor or materials, or as a result of war or other emergency, acts of God or any other cause beyond the control of the Landlord.

ARTICLE 24

DESTRUCTION BY FIRE OR OTHER CASUALTY

If the Leased Premises or any part thereof shall be substantially damaged by fire or other casualty, and in the reasonable opinion of the Landlord the Leased Premises cannot be repaired and restored to its original condition within a period of six (6) months from the date of the casualty, either party shall have the right to serve written notice on the other within thirty (30) days after such fire or casualty, terminating this Lease, in which case this Lease shall cease and rent shall abate for the balance of the Term following such destruction. Upon receipt of such notice, Tenant shall pay rent to the time of destruction and shall, upon expiration of said thirty (30) days, surrender the Leased Premises to the Landlord, who may re-enter and repossess the Leased Premises. If the damage to the Leased Premises by fire or other casualty is only partial and, in the reasonable opinion of the Landlord, the Leased Premises can be repaired and restored to the original condition within a period of six (6) months, the Landlord shall give written notice of the Tenant within thirty (30) days from the time of such destruction, electing to repair and restore the Premises within six months. In such event the Landlord agrees to commence such repairs with reasonable speed and dispatch following receipt of insurance proceeds, and for such purpose, the Landlord reserves the right to enter the Leased Premises whenever necessary to repair the damage caused by fire or other casualty. The period of time which the Landlord is prevented from performing such repairs by reason of strike, labor difficulties, national emergency, war, governmental regulations or prohibitions, acts of God, inability to obtain materials or labor, or other events beyond the reasonable control of the Landlord, shall be added to the time for performance of such repairs. Rent shall abate and be equitably apportioned as to that portion of the Leased Premises which shall be unfit for occupancy by the Tenant or which cannot be used by the Tenant to conduct its business. Full rent shall accrue and recommence immediately upon restoration of the Premises. If a dispute arises between the parties as to the amount due under this clause, Tenant agrees to pay the full amount of rent claimed by the Landlord, reserving the right to the tenant to proceed in a court of competent jurisdiction to recover excess payments, if any. In the event the Landlord undertakes to repair and restore the Premises, Landlord shall not be obligated to restore or replace fixtures and improvements owned by the Tenant, including but not limited to furniture, trade fixtures, inventory and equipment or other personal property of Tenant. Nothing contained in this Article with respect to rent abatement shall be construed to limit or affect the Landlord’s right to payment of a claim covered by the rent insurance policy to be provided pursuant to Article 9 of this Lease. Notwithstanding the foregoing, each party shall first look to any insurance in its favor before making any claims against the other party for recovery for loss or damage resulting from fire or other casualty. Each party to this Lease shall release the other for damage to its property to the extent such damage is covered by insurance. Each party shall include in its insurance policy a provision, pursuant to which its insurance company waives subrogation against the other party as to such property damage.

ARTICLE 25

BANKRUPTCY

If at any time during the Term of this Lease any proceeding shall be instituted by or against Tenant under any bankruptcy or insolvency law, or for reorganization or for the appointment of a receiver, sequestrator, custodian, conservator or trustee of all or a part of the tenant’s property, and the Tenant fails to secure a dismissal thereof within thirty (30) days, Tenant shall be in default under the Terms of this Lease, and thereafter upon written notice to the tenant, the Landlord shall have the option of canceling and Terminating this Lease and recovering possession of the Leased Premises. If during the Term of this Lease, any execution, attachment, constraint or other legal proceedings shall issue against the Tenant or property of the Tenant in the Leased Premises, or if by operation of the law, this Lease shall devolve upon or pass to anyone other than the Tenant, then and in such events, the Landlord shall have the option upon written notice to the Tenant to cancel and Terminate this Lease. If under this Article, the Landlord shall thereupon become entitled to repossess or recover possession of the Leased Premises and re-enter the same, then neither the Tenant nor any person claiming through or under the Tenant by virtue of any statute of any order of any court, shall be entitled to possession or to remain in possession of the Leased Premises, but shall forthwith quit and surrender the Premises. Upon such Termination of Lease and re-entry, in addition to other rights and remedies the Landlord has by virtue of any statute or rule of law, the Landlord may retain as liquidated damages any rent or security deposit received from the Tenant, not to exceed the amount of Landlord’s actual damages. In the event of Termination of this Lease pursuant to this Article, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Lease Terms and the fair and reasonable rental value of the Leased Premises for the same. If the Leased Premises or any part thereof shall be re-let by the Landlord for the unexpired Term of said Lease or any part thereof before presentation of proof of such liquidated damages to any court, the amount of rent reserved upon such re-letting shall be deemed to be fair and reasonable rental value for the part or whole of the Leased Premises.

ARTICLE 26

DEFAULT

A)           (i)              In the event that Tenant defaults in the payment of any Basic Rent, Additional Rent or any other monetary obligations which under this Lease are to be paid by Tenant, and such default remains uncured for a period of ten (10) days after notice from Landlord that such payment is due, then Landlord may, at its election, Terminate this Lease without any further action on its part.

(ii)             In the event that the Leased Premises shall be deemed abandoned, by the Tenant, then Landlord may, at its election and without further action on its part, Terminate this Lease. Notwithstanding the above, the Leased Premises shall not be deemed to be abandoned so long as Tenant continues to pay rent, continues to maintain the premises in the condition required by this Lease, and is not otherwise in default under this Lease.

(iii)           If Tenant defaults in fulfilling any other covenant of this Lease (i.e., other than the defaults listed in A(i) or A(ii)), then in such event, upon Landlord serving thirty (30) days written notice upon Tenant specifying the nature of said default and upon expiration of said thirty (30) days, if Tenant shall fail to comply with Landlord’s notice or remedy such default, the Landlord may at its option Terminate this Lease by written notice to Tenant, effective at the expiration of the aforesaid thirty (30) day period. If said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) days, Landlord agrees not to Terminate this Lease if Tenant shall have diligently commenced to cure within such ten day period and thereafter with reasonable diligence and good faith proceeds to remedy or cure such default.

B)            If the Landlord, pursuant to this Article, elects to Terminate this Lease, the Tenant shall quit and surrender the Leased Premises to the Landlord, and the Landlord shall have the right to re-enter, repossess or recover possession of the Lease Premises and to remove the property of the Tenant, either by force or otherwise, and to dispossess Tenant by summary proceedings. If Tenant is removed from possession under this Article, Tenant shall continue to remain liable to Landlord as provided in Article 28.

ARTICLE 27

HOLDOVER TENANT

In the event the Tenant shall remain in the Leased Premises after the expiration of the Term of this Lease, whether such expiration occurs naturally or by a legal dispossess action or by notice served by Landlord as provided in the within Lease, and if Tenant shall not have executed a new written Lease with the Landlord, such holding over shall not constitute a renewal or extension of this Lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of his Term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the Terms and conditions of this Lease, except as to duration thereof, and in that event the Tenant shall pay monthly rent in advance at the rate of 1.5 times the monthly rent provided herein as being in effect during the last month of the demised Term.

ARTICLE 28

REMEDIES OF LANDLORD

In the event that the Tenant shall default in the performance of any of the agreements, conditions, covenants or Terms of this Lease, other than covenants for payment of rent, and shall fail to cure same within the time period set forth in the written notice given pursuant to Article 26, the Landlord may perform same on behalf of the Tenant, and in such event the Landlord shall have the right to enter the Leased Premises for the purpose of correcting or remedying such default and to remain therein until the same shall have been corrected or remedied. Any amount paid or any expense or liability incurred by the Landlord in the performance of same shall be deemed to be Additional Rent payable by Tenant on the first day of the next month together with interest at the rate of the Prime Rate plus two percent. In the event that this Lease is terminated by reason of the default of the Tenant and the re-entry of the Landlord, or by ejectment or dispossession of the Tenant by summary proceedings or otherwise, or after abandonment of the Premises by the Tenant, the Landlord shall, at Landlord’s option, have as additional remedies the right to:

(A)           recover from Tenant the rent due up to the time of such re-entry dispossession or abandonment and at Landlord’s option, recover all rent due Landlord during the remaining term of the Lease, discounted to then present value at a rate of interest equal to 2% above the Prime Rate as then published in The Wall Street Journal, less the fair market rental value of the Premises for the period commencing 12 months following the date of such re-entry or dispossession until the end of the term, together with any reasonable out-of-pocket expenses incurred by Landlord for legal expenses, attorney’s fees, brokerage and putting the Leased Premises in good order and preparing same for re-rental, including fit-out or fix-up costs for the new Tenant, plus all costs incurred by Landlord to secure Tenant’s removal from the Premises.

(B)            re-let the Premises or any parts thereof for a Term or Terms which may be less than or exceed the period which otherwise would have constituted the balance of this Lease Term and to grant concessions or free rent or charge a higher rental than provided in this Lease; and

(C)            hold Tenant liable to pay in monthly payments the rent which shall accrue subsequent to the re-entry by Landlord and to recover from the Tenant as liquidated damages any deficiency between the rent reserved hereunder and the rent collected, if any, from such re-letting, which deficiency shall at the Landlord’s option be payable in monthly payments. The rent reserved shall include all Additional Rent and monetary obligations required to be paid by the Tenant under this Lease. In computing such liquidated damages there shall be added to the said deficiency such reasonable out of pocket expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorney’s fees, brokerage, advertising and for keeping the Leased Premises in good order and for preparing the same for re-letting, including fit-out or fix-up costs. At the option of the Landlord, such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease, and any suit brought to collect the amount of the deficiency for any month or, if allowed by law, period of months, shall not prejudice in any way the rights of the Landlord to collect the deficiency for any subsequent month or period of months by a similar proceeding. Landlord, in putting the Leased Premises in good order and preparing the same for re-rental may, at Landlord’s option, make such alterations, repairs, replacements and decorations as the Landlord shall deem advisable and necessary for the purpose of re-letting the Leased Premises, and the making of such alterations, repairs, replacements and decorations shall not be construed to release Tenant from liability hereunder.

Landlord shall in no event be liable in any way whatsoever for failure to re-let the Leased Premises or in the event that the Leased Premises are re-let, for failure to collect rent under such re-letting. Landlord shall, however, be required to mitigate its damages in accordance with applicable law.

In the event of a breach or threatened breach by Tenant of any of the covenants or provisions of this Lease, Landlord shall have the further right to seek an injunction and the right to invoke any remedy allowed at law or in equity. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

Tenant hereby expressly waives any rights of redemption granted under any present or future laws in the event Tenant is evicted or dispossessed or in the event Landlord obtains possession of the Leased Premises by reason of violation by Tenant of any covenant or condition of this Lease.

ARTICLE 29

CUMULATIVE REMEDIES— NO WAIVER

The specific remedies given to the Landlord under the Terms of this Lease are separate and cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord may lawfully or equitably be entitled in case of any breach or threatened breach of this Lease by the Tenant. The failure of the Landlord to seek redress for violation of, or to insist upon strict performance of any covenants or conditions of this Lease, or the exercise of any option of the Landlord herein conferred in any one or more instances, or the receipt of any monies, rents or payments, shall not be construed as a waiver or relinquishment for any future breach of such covenant or condition, but the same shall remain in full force and effect.

ARTICLE 30

WAIVER OF TRIAL BY JURY

Landlord and Tenant hereby waives trial by jury in any action, proceeding or counterclaim brought by either party hereto against the other (except for personal injury or property damage) on matters arising out of or in any way connected with its Lease, the relationship of Landlord and Tenant, or Tenant’s use of occupancy of the Leased Premises.

ARTICLE 31

SAVINGS

If any Term or provision of this Lease or the application thereof to any person or circumstance is declared by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease, or the application of such Term or provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and the remaining Terms and provisions of this Lease shall continue to be valid and enforceable to the fullest extent permitted by law.

ARTICLE 32

NOTICES

All notices required or permitted to be given under the Terms of this Lease shall be deemed sufficiently given if sent by registered or certified mail, return receipt requested, or by nationally recognized overnight letter delivery service to the Landlord at 20 Community Place, Morristown, New Jersey 07960, or to the Tenant at the Leased Premises, with a simultaneous informational copy mailed to LQ Corporation, Inc., 888 7th Avenue, New York, New York 10019, or to such other place as either party hereafter may designate in writing forwarded to the other, by certified or registered mail, return receipt requested or by overnight delivery service. The parties agree to accept each other’s notices. Notice shall be deemed to be delivered on the date so delivered or refused.

ARTICLE 33

SURRENDER OF PREMISES

On the last day or sooner Termination of the Lease Term, Tenant shall quit and surrender the Premises, broom clean and in good condition and repair (reasonable wear and tear and damage by fire excepted), together with all alterations and improvements that may have been made in, to or on the Premises, except for movable furniture or unattached movable trade fixtures put in at Tenant’s expense. If, pursuant to the provisions of Article 13, the Landlord desires to have the Premises or any part of the Premises restored to the same condition as when the Premises were delivered to the Tenant, then Tenant shall so restore the Premises or such part of the Premises before the end of the Lease Term, at Tenant’s sole cost and expense. Failure of the Tenant to surrender the Premises in accordance with this Article at the end of the Lease Term shall render the Tenant liable to the Landlord for any loss or liability resulting from delay by Tenant in surrendering the Premises, including without limitation, any claims made by succeeding tenant based on such delay.

ARTICLE 34

QUIET ENJOYMENT

Landlord covenants and agrees that upon Tenant paying the rent and Additional Rent and observing and performing all the Terms, covenants and conditions on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises during the Term of this Lease, subject to easements of record.

ARTICLE 35

DEFINITION OF LANDLORD/TERMINATION OF LIABILITY

The Term “landlord” as used in this Lease means only the owner, or mortgagee in possession at the time in question of the fee to the Leased Premises. In the event of a sale and transfer of title to the land and building, the Landlord named in this agreement (and in case of any subsequent transfer or covenants, the then Grantor) shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder from and after the date of such transfer and conveyance provided that any security deposit at the time of such transfer shall be turned over to the Grantee.

In the event of such transfer and conveyance of the land and building by the Landlord, it shall be deemed and construed without further agreement between the parties or their successors in interest, that the purchaser of the land and buildings has assumed and agreed to carry out any and all covenants and obligations of the Landlord under this Lease.

ARTICLE 36

CERTIFICATION BY TENANT

This Lease shall not be a prior lien against the Leased Premises with respect to any mortgages heretofore or hereafter placed against said Premises, and any mortgages hereafter recorded shall have preference and precedence and be superior to and prior in lien to this Lease irrespective of the date of recording. Tenant agrees to execute, in a timely fashion, without charge, a form of subordination and attornment agreement in favor of any mortgagee or any other similar instrument which the mortgagee or a subsequent mortgagee may reasonably deem necessary or desirable to further effect the subordination of this Lease to any such mortgage or mortgages, and in order to confirm that the Tenant will attorn to the mortgage in the event the mortgagee succeeds to the interest of the Landlord under this Lease. The unreasonable refusal to execute such instruments shall entitle the Landlord, its assigns and legal representatives, to cancel and Terminate this Lease without incurring any expenses or damage, and the Term hereby granted is expressly limited accordingly. In addition to the rights herein specifically created, Tenant does hereby, by these presents, make, constitute and appoint the Landlord, its successors and assigns, its agent and attorney-in-fact, with full power to execute any such instruments, all without cost to the Tenant, which may be deemed necessary or desirable to further effectuate this subordination of Lease to any such mortgages. Landlord agrees, on request of Tenant, to make a good faith effort to assist Tenant in obtaining a Subordination and Nondisturbance Agreement (SNDA) from any mortgage lender. Tenant shall pay any fee required by any such Lender to process the request and/or provide the SNDA requested by Tenant. In the event the Landlord is required to procure mortgage loans or desires to recast existing mortgage loans on the Leased Premises, then at the request of the Landlord, Tenant agrees to furnish to the Landlord copies of its most recent financial statement prepared by the certified public accountant regularly employed by it, to support the application by the Landlord for such mortgage loan. Tenant further agrees that in the event a prospective mortgagee of the Leased Premises requests a change in the language or Terms of the within Lease, or the execution of any paper in connection therewith, the Tenant hereby agrees to make such change provide said change does not increase Tenant’s obligations or decrease Tenant’s rights under the within Lease nor adversely affect Tenant’s use of the Leased Premises.

ARTICLE 37

ASSIGNMENT AND SUBLETTING

Tenant may not assign this Lease, or sublet all or any portion of the Leased Premises, without the prior written consent of the Landlord, which shall not be unreasonably withheld or delayed, and in the event the request is denied, Landlord will provide reasons for the denial. In the event the Tenant requests the

Landlord’s consent to an assignment or subletting of all or substantially all of the leased premises for the remainder of the term, the Landlord reserves the right to Terminate this Lease, take back the Leased Premises and enter directly into a Lease with Tenant’s proposed Lessee or Assignee. If the Landlord consents in writing to an assignment or subletting, the assignee or subtenant must conform to all the Terms, covenants and conditions of this master Lease. Both the master tenant and subtenant must warrant that the subtenant meets all applicable federal, state and local rules, laws, ordinances and codes, and that the use and occupancy of the subtenant is permissible under municipal zoning regulations and that a Certificate of Occupancy will be obtained for the proposed use prior to entry and possession by such assignee or subtenant. Tenant shall provide Landlord a copy of the sublease agreement showing all terms and conditions of the sublease. If the rent to be paid by the sub-tenant is greater than the Basic Rent as per ARTICLE 4 of this Lease, then Tenant shall pay to Landlord 50% (fifty percent) of the difference, after deducting any actual, reasonable out of pocket costs incurred in connection with procuring the sub-tenant. Notwithstanding such assignment or subletting, the master tenant in this Lease shall remain directly and primarily liable to the Landlord for performance of the Terms and conditions of this Lease, and the Landlord shall have the right to require and demand that the master tenant hereunder pay and perform the Terms of this Lease. Notwithstanding the above, Tenant may, on notice to but without requiring the consent of Landlord, assign or sublease to any of its affiliate or parent entities and to their or Tenant’s successors by way of merger, consolidation or sale, provided that there is no change of use of the Leased Premises by reason of such assignment or sublease.

ARTICLE 38

BROKER

Landlord and Tenant represent and warrant that the only Brokers they have dealt with in connection with this transaction are Lee & Klatskinand Flynn Company. Should any other Broker, Agent, or

Salesperson make claim to a commission, the party breaching the above representation shall save and hold harmless the other party, and at its cost and expense, defend such claims. Should Tenant contact or direct any other Broker, Agent, or Salesperson (other than acknowledged above) regarding renewals, extensions or the taking of additional space from the Landlord then Tenant shall be solely liable to said other Broker, Agent, or Salesperson for any such claims for commission payments.

Landlord shall pay commissions to Lee & Klatskin and Flynn Company under separate agreement.

ARTICLE 39

SUCCESSORS AND ASSIGNS

The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the Landlord and the Tenant, and their respective heirs, legal representatives, successors and assigns.

ARTICLE 40

ENTIRE AGREEMENT— NO REPRESENTATIONS

Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected, or expenses of operation or any other matter or thing affecting or related to the Premises, except as herein expressly set forth. No rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant acknowledges that the taking of possession of the Leased Premises by Tenant shall be conclusive evidence that the said Premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken. This Lease may not be amended, modified or changed in whole or in part unless both parties execute an agreement in writing to such effect. Landlord agrees to inspect Premises with Tenant when he occupies. Any “Punch List” or incomplete items which were part of the Landlord’s work as described elsewhere in this Lease, may be noted by Tenant at that time and a suitable schedule agreed upon for the correction of same. Notwithstanding any execution of this Lease by Tenant, this agreement shall be of no force and effect nor any rights vested in Tenant until this Lease has been accepted and executed by Landlord and a copy delivered to Tenant.

ARTICLE 41

CERTIFIED FINANCIAL STATEMENTS

Tenant, at Landlord’s request, and prior to commencement of this Lease, will furnish Landlord with Certified Statements of Income and Expenses and Balance Sheets, such certification to be made by an independent certified public accounting firm.

ARTICLE 42

CAPTIONS

The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

ARTICLE 43

NO RECORDATION

Tenant shall not record this Lease without Landlord’s prior approval in writing. Tenant hereby constitutes Landlord its attorney-in-fact to discharge such recordation in the event of a breach of this covenant.

ARTICLE 44

GOVERNING LAW

This Lease shall be governed by and construed under the laws of the State of New Jersey. Tenant shall submit to the jurisdiction of the courts of the State of New Jersey.

ARTICLE 45

INDUSTRIAL SITE RECOVERY ACT (ISRA)

AND OTHER ENVIRONMENTAL LAWS

The Tenant and Landlord each represents and covenants that during the Term of this Lease it will abide by and comply with all applicable environmental laws, orders, rules or regulations promulgated by local, state, or federal authorities. The Landlord represents that to the best of its knowledge, the Leased Premises shall be free of all Hazardous Materials (as hereinafter defined) as of the Commencement Date. The Landlord agrees to indemnify and hold Tenant harmless from any liability, costs or damages arising out of or relating to the presence of Hazardous Materials or any release thereof which exists or occurs on the Leased Premises on or before the Commencement Date, and from any liability, costs or damages arising out of or relating to any discharge of Hazardous Materials that is caused by Landlord, its agents, contractors or invitees thereafter. Not less than 60 days prior to the expiration of the Term of this Lease, unless such Term is extended by mutual agreement, Tenant agrees to apply, at its cost, to the New Jersey Department of Environmental Protection for an Applicability/Nonapplicability determination under ISRA. The Tenant agrees to fully comply, at its sole expense, with any laws, orders, rules or regulations dealing with the cessation, closing, moving of the Tenant’s operation located at the Leased Premises at the Termination of the Lease including, but not limited to, the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10.23.11 et seq. The Tenant shall provide a copy of all correspondence with any governmental entities to Landlord. Further, if Tenant is required to conduct a site assessment, Tenant shall provide Landlord a copy of all correspondence and reports between Tenant and any environmental consultant it hires.

The Tenant agrees to comply with any environmental laws promulgated by the aforesaid authorities in the event of a sale, transfer, or sale of a majority of the shares of the corporation or part thereof during the lease Term.

Tenant further covenants and agrees that it will indemnify, defend and hold Landlord harmless from and against any and all costs, fines, charges, penalties, damages or other liability incurred by Landlord as a result of a violation of any environmental law, ordinance or regulation at the Leased Premises. Tenant further agrees to take complete responsibility for any remedial action required by any municipal, county, state or federal Government Entity with respect to any Hazardous Material or environmental violation in, on or affecting the Leased Premises which shall result from the Tenant’s use of the Leased Premises or the use, discharge, or emission, of any Hazardous Material or Hazardous Waste. Tenant shall pay all costs, expenses, penalties, fines or other charges of any kind whatsoever in connection with such remedial activity, together with all related fees and costs.

Tenant represents that its North American Industrial Classification (NAICS) Code is ____________.

For purposes of this Lease, “Hazardous Material” shall mean:

i.              any solid waste or liquid wastes (including hazardous wastes), hazardous air pollutants, hazardous substances, hazardous chemical substances and mixtures, toxic substances, pollutants and contaminants, as such Terms are defined in the National Environmental Policy Act (42 U.S.C. 4321 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and

Recovery Act (42 U.S.C. 6901 et seq.) as amended by the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Water Act (33 U.S.C. 1321 et seq.), the Clean Air Act, the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), and/or in any regulations promulgated pursuant thereto, all as such laws and regulations may be amended and/or supplemented from time to time;

ii.	asbestos (without limiting the foregoing); and

iii.           any substance or material which has been determined by any Governmental Entity to pose a risk of injury to health, safety and property, including all materials, wastes and substances designated as hazardous or toxic by the United States Department of Transportation, the New Jersey Department of Environmental Protection and Energy, and/or any other Governmental Entity now or hereafter authorized to regulate materials and substances in the environment.

“Governmental Entity” shall mean:

The United States, the State of New Jersey, Camden County, the Borough of Runnemede, any governmental authority under which Tenant is organized, and any and every other agency, department commission, rule-making body, bureau, instrumentality and/or political subdivision of government of any kind whatsoever, now existing or hereafter created, having jurisdiction over the Leased Premises.

ARTICLE 46

MORTGAGEE DISCLOSURE

Tenant acknowledges, having been advised by the Landlord that the Leased Premises are mortgaged to the Wachovia Bank and that the within Lease will have been assigned to Wachovia Bank as collateral security for the mortgage. However, notwithstanding the foregoing, until such time as Tenant received written notification to the contrary, Tenant shall make all payments required hereunder to the Landlord as set forth herein.

ARTICLE 47

RENEWAL OPTION

Provided Tenant is not in default of the Terms and Conditions of this Lease, Landlord hereby grants Tenant the right and option of extending this Lease for an additional Term of five (5) years. Said extension of Lease shall contain the same agreements, conditions, covenants, and provisions set forth in this Lease, except those agreements, conditions, covenants and provisions which, by their terms, have no relevance beyond the original Term hereby demised, and except further that the Basic Rent per year for the renewal term shall be in an amount equal to the Average Basic Rent payable at the end of the original term exclusive of any concessions given for the original term payable under this lease multiplied by a fraction, the numerator of which is the “Consumer Price Index” (all items, 1982-1984=100) for the Philadelphia area, as published by the U.S. Bureau of Labor Statistics, for the eighth month preceding the end of the term of this lease and the denominator of which is the same Index for the eighth month prior to the month during which the term commenced.

In the event that the Bureau of Labor Statistics shall change the base period used in computing the aforesaid Index, adjustments shall be made to reflect the intent of the parties as aforesaid. If for any reason the aforesaid publication shall be discontinued, then another appropriate financial index published by a federal government agency or a financial institution shall be used. In no event shall the rental paid during the option period be less than the rental paid during the first five (5) years of the original lease term.

Tenant may exercise said option only by giving notice to the Landlord, in writing, not later than six (6) months prior to the expiration date of the original Term of this Lease and if said notice is not given, Tenant shall be deemed to have waived and forfeited all rights to said extension of Lease.

ARTICLE 48

DISCLAIMER CLAUSE

It is understood that merely the tendering of this Lease by the Landlord to the Tenant does not constitute a Lease Agreement between the parties, nor convey any rights in the Premises to the Tenant. This does not happen until both Landlord and Tenant execute this Lease. Until such time that this Lease is fully executed, the Landlord reserves the right to withdraw this proposal without notice at any time and to offer proposals for the Premises to other prospective tenants.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals or caused these presents to be signed by their proper authorized corporate officers and caused their proper corporate seal to be affixed hereto, the day and year first above mentioned.

ATTEST:
(Landlord)
	BY:	/s/
, President
(Tenant)
	BY:	/s/
, President
BY:
, President

Exhibit B

Landlord’s Standard Finish

Tenant Demising Walls:               Tenant demising walls (both Tenant separation walls and Tenants office / warehouse separation walls, if applicable), to consist of one layer 5/8” gypsum board, taped and spackled, on each side of 20 gauge, 6” metal studs, 16” on center, from finished floor to underside of roof joists. Demising walls will be unpainted and will have sound-deadening fire batten insulation installed within.

Office Partitions:               To be constructed of 1/2” gypsum board, taped and spackled, on each side of 25 gauge, 3 5/8” metal studs, 16” on center. All offices, conference rooms, and bathrooms to be provided with sound attenuated insulation. Partition walls to run for from floor to 2” above acoustical ceiling grid.

Bathrooms:          A men’s and a women’s bathroom will be provided in the office area and will be included as “office” in all square foot calculations. The Landlords architect will determine the fixture count per bathroom architect based building codes and using actual Tenant employee counts. Wall hung sinks shall be installed in each bathroom. Ceramic tile chosen from the landlord’s standard selection will be installed only on the fixture wall to a height of four feet. All other walls will be painted. Landlord will supply soap and towel dispensers, and mirrors over the sinks. Toilet partitions, if required, will be determined based on total fixture count per bathroom. Bathrooms will be ADA compliant.

Kitchenette:         Landlord will provide standard white plastic laminate base cabinet and upper cabinets. Laminate countertop with a stainless steel sink will be installed. All kitchen equipment (i.e., refrigerator, microwave, dishwashers, etc) will be provided and installed by Tenant at Tenants expense. Landlord will provide 5-gallon electric hot water heater.

Doors and Frames:           Solid core, pre-finished stain-grade door, 1 ¾” x 3’ – 0” x 7’ – 0”, with 16-gauge hollow-metal frames.

Hardware:           Entrance door(s) all fire rated doors to be provided with a keyed lever lockset and door closer. All other doors will have non-keyed lever door locksets and all hardware shall be in compliance with ADA standards.

Ceilings:               Suspended acoustical tile ceilings within office areas (2’ x 4’) lay-in fissured tile (or equal) in exposed white grid with 6” batt insulation.

Floor Covering:                 All office areas, except kitchen areas, if any, and bathrooms, to be covered with carpet, Tenant’s choice of color, within an allowance of $18.00 per square yard installed to be selected from Landlords standard nylon carpet selections (Alias, at 26 ounce per square yard), with Burke-Mercer four-inch high vinyl base molding. Kitchen areas and bathrooms to be covered with Mannington Commercial Vinyl Composition Tile (VCT), to be selected from Landlords standard selections, and Bathroom flooring to be of ceramic tile with ceramic tiled base floor moldings.

Painting:              All exposed office wallboard surfaces will receive two (2) coats of flat or eggshell finish latex commercial grade paint, except where vinyl or other finish is specified as an upgrade. Walls of corridors, if any, and lobbies, if any will receive two (2) coats of flat or eggshell finish latex commercial grade paint and all paint colors will be chosen from Landlords standard paint selection.

Metal doors and frames, will receive two (2) coats of semi-gloss enamel over shop coat.

Heating, Ventilation, and Air-Conditioning:           Landlord represents that the HVAC system will be inspected and shall be in working order prior to Tenant move in date. Any repairs needed to the system prior to the move in date shall be at the Landlords expense. Landlord will only provide cooling for the front office area. Any cooling systems installed in the warehouse area shall be at the sole expense of the Tenant including all installation charges and repair costs. Landlord shall provide non-programmable thermostats. Landlord will maintain HVAC in the office areas to meet the industry standard of 77 degrees Fahrenheit inside if it is 91 degrees Fahrenheit outside; and 70 degrees Fahrenheit inside if it is 0 degrees Fahrenheit outside, and 60 degrees Fahrenheit in the warehouse when it is 0 degrees Fahrenheit outside.

Electrical:            Fluorescent lighting fixtures shall be 2’ x 4’ recessed type, to be complete with 18-cell parabolic and three (3) 40-watt cool white fluorescent lamps. Fixtures will be spaced on a ratio of one (1) per 80 square feet of leased area. This will provide approximately 75 foot candles maintained in open areas at desk level.

Initial installation of lamps for the fixtures above to be supplied by the Landlord at its expense. After Lease commencement, replacement of lamps and all parts by the Tenant shall be at Tenant’s expense.

Landlord will provide electrical outlets in office and conference rooms every 12 linear feet as per industry standard.

Landlord does not provide any electrical outlets or light switches in the warehouse. Warehouse lighting to operated from breaker box.

Warehouse lighting will provide approximately 25-foot candles at four-foot height.

Any upgrade in the electrical requirements by the Tenant can be installed by the Landlords electrician but will be at the sole expense of the Tenant.

Telephone/Computer wiring:       Tenant must make own arrangements with its Telephone / Computer Networking Vendors for installation and wiring, including all permits. Conduit systems if hung ceiling plenum or in walls, if required, is to be at Tenant’s expense. Government regulations require that all communication wiring installed by the Tenant shall be removed from the premises upon termination of the Lease. Tenant shall secure any required permits prior to commencing any work.

Sprinklers:           Based on architectural drawings provided by the Landlord, pendant style sprinkler heads shall be installed throughout the leased space. All systems will comply with local fire codes.

Miscellaneous:

A)

Landlord will inspect all mechanical and electrical equipment and fixtures prior to occupancy to insure all is in good working order, reasonable wear and tear notwithstanding; and re-lamp any existing remaining lighting fixtures as required.

B)

Tenant may require additional or alternate materials to the Building Standard materials specified herein by the Landlord. Alternate or additional materials are subject to Landlord’s approval and, if installed:

1)	Tenant will pay extra cost of these materials within ten (10) days after Landlord’s submission to Tenant of a statement itemizing such cost, and
2)	Such materials shall remain Landlord’s property.
C)

No credit shall be given for the omission of Landlord’s Building Standard where no replacement is made. All installation work will be performed in the Leased Premises by Landlord’s representative, and costs are based on installations during normal working hours; if after-hours work is required, it shall be at Tenants expense.

D)

Trash and rubbish created by Tenant or its representative during construction phases or during the occupancy process shall be confined within the Leased Premises and removed from the building and site at Tenant’s expense and on a daily basis.

E)	Landlord does not provide nor install:
1)	Feeders or wiring for data processing equipment or LAN
2)	Intercommunication or sound system
3)	Security Alarm Systems and Security Monitoring costs
F)

Provided it is not in violation of any law or ordinance, and further provided that it does not cause any delay in Landlord’s work, Tenant may enter the Leased Premises prior to the commencement date for purposes of installing any of its equipment, wiring or the like. Such entry and installation shall be at Tenant’s sole risk, cost and expense, and Tenant shall be required to obtain any permits or approvals which may be required in connection with such installation. Prior to such entry, Tenant shall provide Landlord with a Certificate of Insurance, naming Landlord as an additional insured, evidencing the insurance coverages required pursuant to Article 9 of this Lease.

Rev: 10/6/05

MMcK